EXHIBIT 107

Calculation of Filing Fee Tables

FORM S-1

(Form Type)

ICORECONNECT, INC.

(Exact Name of Registrant as Specified in its Charter)

Table 1: Newly Registered and Carry Forward Securities

	Security Type	Security Class Title	Fee Calculation or Carry Forward Rule	Amount Registered	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee

Newly Registered Securities
Fees to Be Paid	Equity	Series A Preferred Stock (1)	Rule 457(g)	6,037,500	$11.50 (2)	$69,431,250.00	0.00011020	$7,651.32
Fees to Be Paid	Equity	Common Stock (3)	Rule 457(i)	30,187,500	- (3)	-	-	-
Fees to Be Paid	Equity	Common Stock (4)	Rule 457(c)	1,600,000	$5.765 (5)	$9,224,000.00	0.00011020	$1,016.48
Fees to Be Paid	Equity	Series A Preferred Stock (6)	Rule 457(o)	1,175,403	$5.765 (5)	$6,776,198.30	0.00011020	$746.74
Fees to Be Paid	Equity	Common Stock (7)	Rule 457(o)	1,175,403	- (7)	-	-
Fees to Be Paid	Equity	$15.00 Private Placement Warrants to Purchase Series A Preferred Stock	Rule 457(g)	1,000,000	- (8)	-	-
Fees to Be Paid	Equity	Series A Preferred Stock (9)	Rule 457(g)	1,000,000	$15.00 (10)	$15,000,000.00	0.00011020	$1,653.00
Fees to Be Paid	Equity	$2.00 Private Placement Warrants to Purchase Series A Preferred Stock	Rule 457(g)	600,000	- (8)	-	-
Fees to Be Paid	Equity	Series A Preferred Stock (11)	Rule 457(g)	600,000	$2.00 (12)	$1,200,000.00	0.00011020	$132.24
Fees to Be Paid	Equity	$11.50 Private Placement Warrants to Purchase Series A Preferred Stock	Rule 457(g)	4,084,813	- (8)	-	-
Fees to Be Paid	Equity	Series A Preferred Stock (13)	Rule 457(g)	4,084,813	$11.50 (14)	$46,975,349.50	0.00011020	$5,176.68
Fees to Be Paid	Equity	Common Stock (15)	Rule 457(o)	28,424,065	- (15)	-	-
Fees to Be Paid	Equity	Series A Preferred Stock (16)	Rule 457(o)	2,196,250	$5.765 (5)	$12,661,381.25	0.00011020	$1,395.28
Fees to Be Paid	Equity	Common Stock (17)	Rule 457(o)	10,981,250	- (17)	-	-
	Total Offering Amounts					$161,268,179.05		$17,771.75
	Total Fees Previously Paid							$0.00
	Total Fee Offsets							$0.00
	Net Fee Due							$17,771.75

(1)       Represents shares of Series A preferred stock issuable to holders of the Public Warrants.

(2)       The price per share is based upon the exercise price per Public Warrant of $11.50.

(3)       Represents common stock underlying Series A preferred stock issuable upon exercise of the Public Warrants. Pursuant to Rule 457(i) no additional consideration is to be received upon the conversion of the Series A preferred stock.

(4)       Represents shares of common stock issuable to Arena Business Solutions Global SPC II, Ltd. on behalf of and for the account of Segregated Portfolio #8 – SPC #8 (“Arena”) pursuant to a purchase agreement the Company entered into with Arena on September 12, 2023.

(5)       Estimated solely for the purpose of calculating the registration fee in accordance with Rule 457 of the Securities Act, based on the average of the high and low prices of the common stock on the NASDAQ Capital Market on September 14, 2023.

(6)       Represents Series A preferred stock held by RiverNorth SPAC Arbitrage Fund, L.P. (“RiverNorth”).

(7)       Represents common stock underlying Series A preferred stock held by RiverNorth. Pursuant to Rule 457(i) no additional consideration is to be received upon the conversion of the Series A preferred stock.

(8)       In accordance with Rule 457(g) of the Securities Act, the entire registration fee for the Private Placement Warrants is allocated to the shares of Series A preferred stock underlying the Private Placement Warrants, and no separate fee is payable for the Private Placement Warrants.

(9)       Represents Series A preferred stock underlying the $15.00 Private Placement Warrants.

(10)     The price per share is based upon the exercise price per $15.00 Private Placement Warrant of $15.00.

(11)     Represents Series A preferred stock underlying the $2.00 Private Placement Warrants.

(12)     The price per share is based upon the exercise price per $2.00 Private Placement Warrant of $2.00.

(13)     Represents Series A preferred stock underlying the $11.50 Private Placement Warrants.

(14)     The price per share is based upon the exercise price per $11.50 Private Placement Warrant of $11.50.

(15)     Represents common stock underlying Series A preferred stock issuable upon exercise of the Private Placement Warrants set forth in this table period pursuant to Rule 457(i) no additional consideration is to be received upon the conversion of the Series A preferred stock.

(16)     Represents shares of Series A preferred stock held by the Selling Stockholders other than Arena and RiverNorth.

(17)     Represents common stock underlying Series A preferred stock set forth in footnote (16). Pursuant to Rule 457(i) no additional consideration is to be received upon the conversion of the Series A preferred stock.